UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 29, 2004 (September 24, 2004)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304 (Commission File Number)	75-0725338 (IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     On September 23, 2004, Commercial Metals Company (the “Company”) announced the retirement of Harry J. Heinkele, President of the Company’s Secondary Metals Processing Division (“SMPD”). So that the Company will continue to have access to Mr. Heinkele’s expertise and experience, it has entered into a Consulting and Non-Competition Agreement with him, dated as of September 24, 2004 (the “Consulting Agreement”), a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

     Pursuant to the Consulting Agreement, Mr. Heinkele will act as a part-time consultant to SPMD through September 30, 2006, but will not be required to provide such services for more than three days of each month during the term of the agreement. As compensation for his consulting services, Mr. Heinkele will receive $120,000 per year, payable in equal monthly installments. The Company may terminate the Consulting Agreement at any time for “cause,” as defined in the Consulting Agreement.

     The Consulting Agreement also prohibits Mr. Heinkele during the term of the Consulting Agreement and for a period of twelve months following its termination from:

•	providing consulting services to any person or entity that is engaged in, or is considering engaging in, the processing or sale of any metal products or materials purchased, processed, sold or brokered by SMPD during the period of Mr. Heinkele’s employment with the Company as President of SMPD or during the term of the Consulting Agreement (“Restricted Products”) in the United States or who imports or exports Restricted Products to or from the United States; or

•	owning, operating or accepting employment with any person or entity that is engaged in, or is considering engaging in, the purchase, processing or sale of Restricted Products in the United States or who imports or exports Restricted Products to or from the United States.

     Mr. Heinkele has also acknowledged that all confidential information relating to the Company that he received during his 24 years with the Company and that he will receive during the term of the Consulting Agreement is the property of the Company, and he has agreed not to use or disclose such information for the benefit of any unauthorized third party without the Company’s prior written consent, unless legally compelled by deposition, subpoena or other court or governmental action.

     On September 23, 2004, the Company issued a press release regarding Mr. Heinkele’s retirement, a copy of which press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

     The following exhibits are furnished with this Form 8-K.

10.1	Consulting and Non-Competition Agreement, between Commercial Metals Company and Harry J. Heinkele, dated as of September 24, 2004.

99.1	Press Release, dated September 23, 2004, relating to the retirement of Harry J. Heinkele.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.\

COMMERCIAL METALS COMPANY

Date: September 29, 2004

By:	/s/ Stanley A. Rabin
	Name:	Stanley A. Rabin
	Title:	Chairman, President and Chief Executive Officer